Exhibit 10.1

P10, INC.

2021 INCENTIVE PLAN

As Amended and Restated

As further amended and restated on December 9, 2022

Article 1

Establishment and Purpose

1.1 Establishment of the Plan. P10, Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (as amended from time to time, the “Plan”), as set forth in this document.

1.2 Purpose of the Plan. The purposes of the Plan are to (a) enable the Company and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of stockholders of the Company; and (c) promote the success of the Company’s business.

1.3 Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Company’s Board (the “Effective Date”).

1.4 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, including any subsidiary. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. As used herein, the term “subsidiary” means any corporation, partnership, venture or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

2.2 “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Award” means, individually or collectively, a grant or award under this Plan of Options, Stock Appreciation Rights, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Stock Units, Performance Shares, Deferred Stock Awards, Other Stock-Based Awards, Dividend Equivalent Awards and Performance Bonus Awards, in each case subject to the terms of the Plan.

2.4 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.

2.5 “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Company’s Board of Directors.

2.7 “Cause” means, except as otherwise defined in an Award Agreement, a Participant’s: (a) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (b) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or other service; (c) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (e) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (d) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (e) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.8 “Change in Control” shall be deemed to have occurred if:

(a) any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, provided that this does not apply to a Director whose initial assumption of office during the lookback period is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company;

(c) the consummation of a merger or consolidation of the Company with any other business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(e) consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.

2.10 “Committee” has the meaning set forth in Section 3.1.

2.11 “Company” has the meaning set forth in Section 1.1.

2.12 “Consultant” means any individual or entity who renders bona fide services to the Company or an Affiliate, other than as an Employee or Director, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 9.

2.14 “Director” means a member of the Board.

2.15 “Disability” means, unless otherwise determined by the Committee or determined in the applicable Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that to entitle a Participant to an extended exercise period for an Incentive Stock Option, the Participant must be described in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code. Notwithstanding the above, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.16 “Dividend Equivalent” means a right granted to a Participant pursuant to Article 9 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.17 “Effective Date” has the meaning set forth in Section 1.3.

2.18 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate.

2.19 “Employee” means any person employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.22 “Fair Market Value” means, as of any date, unless otherwise determined by the Committee or determined in an applicable Award Agreement, the value of Stock determined as follows:

(a) If the Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The New York Stock Exchange American (“NYSE”), its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Section 422 of the Code for Incentive Stock Options), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Shares (by a qualified valuation expert); or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.23 “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

2.24 “Insider” means an individual who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.25 “ISO” has the meaning set forth in Section 6.2.

2.26 “Non-Employee Director” means a member of the Board who is not an Employee of the Company.

2.27 “Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28 “NYSE” has the meaning set forth in Section 2.22(a).

2.29 “Option” means the right to purchase Stock granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.

2.30 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 9.

2.31 “Participant” means an Eligible Person to whom an Award is granted under the Plan or, if applicable, such other person who holds an outstanding Award.

2.32 “Performance Bonus Award” has the meaning set forth in Section 9.6.

2.33 “Performance Goal” means any goals established by the Committee pursuant to an Award, which may be based on the attainment of specified levels of one or more of the following: (i) earnings per share; (ii) sales; (iii) operating income; (iv) gross income; (v) basic or adjusted net income (before or after taxes); (vi) cash flow; (vii) gross profit; (viii) gross or operating margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return measures, including return on invested capital, sales, assets, or equity; (xiii) revenues; (xiv) market share; (xv) the price or increase in price of Stock; (xvi) total shareholder return; (xvii) economic value created or added; (xviii) expense reduction; (xix) implementation or completion of critical projects, including acquisitions, divestitures, and other strategic objectives, including market penetration and product development; (xx) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company; or (xxi) any other metric that may be determined by the Committee. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Committee may adjust upwards or downwards the amount payable pursuant to such performance-based Award, and the Committee shall certify the amount of any such Award for the applicable performance period before payment is made.

2.34 “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Stock Units and Performance Shares.

2.35 “Performance Stock Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 9 herein.

2.36 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or to any other transferee specifically approved by the Committee after taking into account Applicable Law, but excluding any third-party financial institutions.

2.37 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38 “Plan” has the meaning set forth in Section 1.1.

2.39 “Prior Plan” means the P10 Holdings, Inc. 2018 Stock Incentive Plan.

2.40 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 8 as to which the Restriction Period has not lapsed.

2.41 “Restricted Stock Unit” means an Award granted pursuant to Section 8.9 as to which the Restriction Period has not lapsed.

2.42 “Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.43 “Securities Act” means the Securities Act of 1933, as amended.

2.44 “Share” means a share of Stock of the Company.

2.45 “Stock” means the common stock of the Company, par value $0.001 per share.

2.46 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive an amount payable in cash or Shares equal to the excess of (a) the Fair Market Value of a specified number of Shares on the date the SAR is exercised over (b) the Fair Market Value of such Shares on the date the SAR was granted as set forth in the applicable Award Agreement.

2.47 “Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.

2.48 “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 424(d) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.

2.49 “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

2.50 “Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.

2.51 “Withholding Taxes” has the meaning set forth in Section 12.1.

Article 3

Administration

3.1 The Committee. Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (b) an “independent director” under the rules of the NYSE (or any similar rule or listing requirement that may be applicable to the Company from time to time); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office or by designation to a Committee, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 3.4. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

3.2 Authority of the Committee. Subject to the general purposes, terms and conditions of this Plan and Applicable Law, and to the direction of the Board, the Committee shall have complete control over the administration of the Plan and shall have full authority to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in Applicable Law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (i) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (ii) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (iii) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (a) determine at any time whether, to what extent and under what circumstances and method or methods (i) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (b) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (c) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.

No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.

3.3 Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Company’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority

3.5 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of 12,000,000 shares plus the number of shares available for grant under the Prior Plan as of the Effective Date. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 9,750,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury. Upon effectiveness of the Plan, no further awards shall be granted under a Prior Plan.

4.2 Share Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan. This subsection 4.2(a) shall also apply to awards granted under the Prior Plan, which are outstanding as of the Effective Date.

(b) Shares shall not be deemed to have been issued pursuant to the Plan (or the Prior Plan) with respect to any portion of an Award that is settled in cash, other than an Option.

(c) In the event that withholding tax liabilities arising from a full-value Award (i.e., an award other than an Option or SAR) or, after the Effective Date, arising from a full-value award under the Prior Plan, are satisfied by the delivery or withholding of shares, the shares so tendered or withheld shall be added to the Plan’s reserve. Notwithstanding anything to the contrary contained herein, shares subject to an Award shall not again be made available for issuance or delivery under the Plan if such shares are (i) shares tendered in payment of an Option; (ii) shares delivered or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or SAR; (iii) shares covered by a stock-settled Stock Appreciation Right that were not issued upon the settlement of the SAR; or (iv) shares purchased on the open market with Option proceeds.

4.3 Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, spin-off, liquidation, Share combination, Stock split, Stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and Stock Appreciation Rights and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Stock Appreciation Rights, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee shall also adjust any available share reserve accordingly. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.

4.4 Limitation on Number of Shares Granted to Non-Employee Directors. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director, in respect of such Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

Article 5

Eligibility and Participation

5.1 Eligibility and Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

5.2 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan.

Article 6

Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, subject to the limitations set forth in Article 4 and the following terms and conditions:

(a) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(b) Exercise Period. Unless a shorter period is otherwise provided by the Committee at the time of grant, each Option will expire on the tenth (10th) anniversary date of its grant or on the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of which is prohibited by Applicable Law or (y) Shares may not be purchased or sold by certain Employees or Directors of the Company due to a “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Option at the date the initial term would otherwise expire is above the Fair Market Value.

(c) Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, the Committee may determine the Exercise Price for a substitute Award, provided such Exercise Price does not violate Applicable Law (including, but not limited to, Section 409A of the Code).

(d) Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence.

6.2 Limitations on Incentive Stock Options. In addition to the general requirements of Article 6, the terms of any Incentive Stock Option (“ISO”) granted pursuant to the Plan must comply with the provisions of this Section 6.2.

(a) ISO Eligibility. ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). No ISO Award may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date. ISOs shall not be granted until such time as stockholders approve this Plan. This Plan will be deemed to be approved by stockholders if it receives the affirmative vote of a majority of the votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

(b) ISO Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the date the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) ISO Expiration. An ISO will expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

(ii) Three (3) months after the date of the Participant’s Termination of Employment other than on account of Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2); and

(iii) One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the Applicable Laws of descent and distribution.

Any ISO that remains exercisable pursuant to a Participant’s agreement with the Company following Termination of Employment and is unexercised more than one (1) year following Termination of Employment by reason of death or Disability or more than three (3) months following Termination of Employment for any reason other than death or Disability will thereafter be deemed to be a Non-Qualified Stock Option.

(d) Ten Percent Owners. In the case of an ISO granted to a Ten Percent Owner, such ISO shall be granted at an exercise price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant and, unless a shorter period is otherwise provided by the Committee at the time of grant, each ISO will expire on the fifth (5th) anniversary of its grant date.

(e) Notification of Disposition. If a Participant disposes of Shares acquired upon exercise of an ISO within two (2) years from the date the Option is granted or within one (1) year after the issuance of such Shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of Shares disposed of, and any other information relating thereto that the Company may reasonably request.

(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet ISO Requirements. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

6.3 Exercise of Options.

(a) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effected only on days and during the hours the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

(b) An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

6.4 Termination of Employment. Unless otherwise provided by the Committee in the applicable Award Agreement, the following limitations on the exercise of Options shall apply upon Termination of Employment:

(a) Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to such Participant which are vested and exercisable as of the effective date of Termination of Employment by reason of death or Disability may be exercised, if at all, no more than one (1) year from such date of Termination of Employment, unless the Options, by their terms, expire earlier. All unvested Options granted to such Participant shall immediately become forfeited.

(b) Involuntary Termination Without Cause. If a Participant’s Termination of Employment is by involuntary termination without Cause, all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Employment may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Options. All Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(c) Voluntary Termination. If a Participant’s Termination of Employment is voluntary (other than a voluntary termination described in Section 6.4(d)), all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Employment may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination of Employment, but in no event beyond the expiration of the stated terms of such Options. All Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(d) Termination for Cause. If the Participant’s Termination of Employment (i) is by the Company for Cause or (ii) is a voluntary Termination (as provided in Subsection (c) above) after the occurrence of an event that would be grounds for Termination of Employment for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(e) Other Terms and Conditions. A Participant holding an Option is not eligible to receive dividends or Dividend Equivalents. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall be materially adverse to the Participant.

6.5 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid and the form of payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company. The Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:

(a) cash or certified or bank check;

(b) delivery of Shares owned by the Participant duly endorsed for transfer to the Company, with a Fair Market Value of such Shares delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired;

(c) if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stock broker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company;

(d) at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option may be “stock settled,” which shall mean upon exercise of an Option, the Company may fully satisfy its obligation under the Option by delivering that number of shares of Stock found by taking the difference between (i) the Fair Market Value of the Stock on the exercise date, multiplied by the number of Options being exercised and (ii) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock on the exercise date; or

(e) any combination of the foregoing methods.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(h) of the Exchange Act.

Article 7

Stock Appreciation Rights

7.1 Grant of SARs. Any Participant selected by the Committee may be granted one or more SARs. SARs may be granted alone or in tandem with Options. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

7.2 Exercise Price. The exercise price per Share covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted.

7.3 Term. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR (x) the exercise of which is prohibited by Applicable Law or (y) Shares may not be purchased or sold by certain Employees or Directors of the Company due to a “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Committee may provide that the term of the SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such SAR at the date the initial term would otherwise expire is above the Fair Market Value.

7.4 Payment. SARs may be settled in the form of cash, shares of Stock or a combination of cash and shares of Stock, as determined by the Committee.

7.5 Other Provisions. Except as the Committee may deem inappropriate or inapplicable in the circumstances, SARs shall be subject to terms and conditions substantially similar to those applicable to Non-Qualified Options as set forth in Article 6, including, but not limited to, the ineligibility to receive dividends or Dividend Equivalents.

Article 8

Restricted Stock Awards

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to Eligible Persons in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals.

8.2 Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Stock are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the stock certificates or book-entry registrations evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

8.3 Restrictions. The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals, as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock and/or restrictions under Applicable Law. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

8.4 Removal of Restrictions. Except as otherwise provided in this Article 8 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to waive all or part of the restrictions and conditions with regard to all or part of the shares held by any Participant at any time.

8.5 Voting Rights, Dividends and Other Distributions. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and, subject to the provisions of this Section 8.5, may receive all dividends and distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock, dividends shall only be paid out to the extent that the Share of Restricted Stock vests. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

8.6 Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

8.7 Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 8.6 herein, subject to Section 10.2, all shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment shall immediately be forfeited and returned to the Company.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file a copy of such election with the Company within thirty (30) days following the date of grant.

8.9 Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and paid out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the Award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive dividends or Dividend Equivalents (which in any event shall only be paid out to the extent that the Restricted Stock Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.

Article 9

Other Types of Awards

9.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

9.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

9.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code; provided that, to the extent Shares subject to an Award are subject to vesting conditions, any Dividend Equivalents relating to such Shares shall be subject to the same vesting conditions.

9.4 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Goals or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

9.5 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

9.6 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

9.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Other Stock-Based Award and Performance Bonus Award shall be set by the Committee in its discretion.

9.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Other Stock-Based Award and Performance Bonus Award; provided, however, that such price shall not be less than the Fair Market Value of a share of Stock on the date of grant, unless otherwise permitted by Applicable Law.

9.9 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Other Stock-Based Awards and Performance Bonus Awards shall only be exercisable or payable while the Participant is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Awards under this Article 9 shall be forfeited by the Participant to the Company.

9.10 Form of Payment. Payments with respect to any Awards granted under this Article 9 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

9.11 Award Agreement. All Awards under this Article 9 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

Article 10

Change in Control

10.1 Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 10.1. In the event of a Change in Control after the date of the adoption of the Plan, then:

(a) to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;

(b) any stock-denominated performance-based Awards outstanding as of the date such Change in Control is determined to have occurred shall be converted into, as applicable, time-based restricted stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) or time-based restricted stock units based on the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) and, if, during the 12-month period following the date of such Change in Control, the Participant’s employment is terminated by such successor (or an affiliate thereof) without Cause or by the Participant for Good Reason, such Awards, to the extent then outstanding, shall fully vest. With respect to performance-based Awards that are outstanding as of the date of such Change in Control and are not converted to a time-based Award, any deferral or other restriction shall lapse and such Awards shall be settled in cash as promptly as is practicable (unless otherwise required by Section 409A of the Code and the applicable terms of the Awards). In either case, unless otherwise determined by the Committee in an Award Agreement or otherwise, the value of the performance-based Awards as of the date of the Change in Control shall be determined assuming target performance has been achieved, except that the value shall be determined based on actual performance as of such date if (i) more than half of the performance period has elapsed as of such date and (ii) actual performance is determinable as of such date; and

(c) Each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.

10.2 Termination of Employment Upon Change in Control. Notwithstanding any other provision of the Plan to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or Affiliate and a Participant, upon (i) a Participant’s involuntary Termination of Employment without Cause on or within one (1) year following a Change in Control, or (ii) a Participant’s Termination of Employment for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), all outstanding Awards shall immediately become fully vested and exercisable; provided that Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the

Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within one (1) year following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.

10.3 Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.

Article 11

Amendment, Modification, and Termination

11.1 Amendment, Modification, and Termination of Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without stockholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) to the extent the Company is listed on the NYSE, stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any automatic increase as provided by Section 4.1, any adjustment as provided by Section 4.3) or the number of shares available for issuance as ISOs, or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant (except as otherwise provided in Section 6.1), or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant (except as otherwise provided in Section 6.1), or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) changes the granting corporation or (vi) changes the type of stock.

11.2 Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A), and to the administrative regulations and rulings promulgated thereunder.

11.3 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.

11.4 Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 11.2, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

Article 12

Withholding

12.1 Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

12.2 Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.5(c), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.

Article 13

General Provisions Applicable to Awards

13.1 Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

13.2 Form of Payment. Subject to the provisions of this Plan, the Award Agreement and any Applicable Law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award may be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

13.3 Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalents) shall either (a) not be paid or credited with respect to such Award or (b) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

13.4 Limits on Transfer.

(a) Except as otherwise provided in Section 13.4(b),

(i) no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a domestic relations order, unless and until such Award has been exercised, or the Shares underlying such Award have been issues, and all restrictions applicable to such Shares have lapsed;

(ii) no Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 13.4(a)(i); and

(iii) during a Participant’s lifetime, only the Participant or the Participant’s guardian or legal representative may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a domestic relations order. After a Participant’s death, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by such Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

(b) Notwithstanding Section 13.4(a), the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Non-Qualified Stock Option) to any one or more Permitted Transferees of such Participant without consideration, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); and (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under

Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 13.4(a), hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

13.5 Beneficiaries. Notwithstanding Section 13.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time. If there shall be no such clawback policy in effect, (1) awards under the Plan and any Shares issued pursuant to Awards under the Plan (and any gains thereon) shall be subject to recovery or “clawback” by the Company if and to the extent that the vesting of such Awards was determined or calculated based on materially inaccurate financial statements or any other material inaccurate performance metric criteria; or (2) if the Company or its Subsidiaries terminate a Participant’s service relationship due to the Participant’s gross negligence or willful misconduct, or determine there are grounds for such a termination (whether or not such actions also constitute “cause” under an Award Agreement), any Awards under the Plan, whether or not vested, as well as any shares of Stock issued pursuant to Awards under this Plan (and any gains thereon) shall be subject to forfeiture, recovery and “clawback.” Notwithstanding anything to the contrary contained herein, if a Participant has engaged in any detrimental activity (including noncompliance with restrictive covenants), as determined by the Committee, the Committee may, in its sole discretion, provide for cancellation of any or all of such Participant’s outstanding Awards and/or forfeiture by the Participant of any gain realized in respect of Awards, and repayment of any such gain promptly to the Company.

13.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

13.8 Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

13.9 Reimbursement of Company for Unearned or Ill-gotten Gains. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant who personally engaged in one of more acts of fraud or misconduct that have caused or partially caused the need for such restatement or any current or former chief executive officer, chief financial officer, or executive officer, regardless of their conduct, to reimburse the Company in a manner consistent with Section 409A of the Code, if the Award constitutes “Non-Qualified Deferred Compensation,” for all or any portion of any Awards granted or settled under this Plan (with each such case being a “Reimbursement”), or the Committee may require the termination or rescission of, or the recapture associated with, any Award, in excess of the amount the Participant would have received under the accounting restatement.

13.10 Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Award Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (the “Identification Period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 14

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15

Miscellaneous Provisions

15.1 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Stock subject to these substitute Awards shall not be counted against the share reserve set forth in Article 4 of the Plan.

15.2 409A Compliance. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (b) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (d) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s separation from service or (ii) the Participant’s death, (e) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (f) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.

Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

15.3 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.4 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

15.5 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.6 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

15.7 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.7, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

15.8 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 15.6 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.

15.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.

15.10 Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the Bylaws of the Company.

15.11 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

15.12 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.14 Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions thereof.

15.15 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.16 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.17 Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.

15.18 Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company, secretary or assistant secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Company, secretary or assistant secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.

Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the Chief Financial Officer of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.

It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

15.19 Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

15.20 Venue. The Company and the Participant to whom an Award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.21 No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.